UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ALTERNUS CLEAN ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ALTERNUS CLEAN ENERGY, INC.
17 State Street, Suite 4000,
New York City, New York, 10004

To the Stockholders of Alternus Clean Energy, Inc.:

This notice (this “Notice”) and the accompanying Information Statement are being furnished to the stockholders of Alternus Clean Energy, Inc., a Delaware corporation (“Alternus,” the “Company,” “we,” “our,” or “us”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by the holders of a majority of the Company’s voting capital stock (the “Majority Stockholders”) by written consent in lieu of meetings executed on April 24, 2025, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and our bylaws, provided approval for the following corporate actions, respectively (the “Authorizations”):

Item 1:    The approval of an amendment to our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the total number of authorized shares of common stock from 300,000,000 to 600,000,000, in substantially the form of which is provided herein as Annex A (the “Share Increase”).

Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

This Information Statement is being furnished to our stockholders of record as of April 24, 2025 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange, and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: May 5, 2025.	Sincerely,

/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consent we have received constitutes the only stockholder approval required under the DGCL, our Certificate of Incorporation and our Bylaws, to approve the Share Increase. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The holder of one (1) share of Series A Super Voting Preferrred Stock is entitled to 10,000 votes each (when voting together with our Common Stock).

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve the Share Increase, and the transactions contemplated thereby is April 24, 2025 (the “Record Date”). The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on May 5, 2025 (the “Mailing Date”). As of the Record Date, the Company had 706,718,354 shares of voting stock outstanding, with 106,718,354 shares being Common Stock and 60,000 shares of Series A Super Voting Preferrred Stock having an aggregate of 600,000,000 votes (and together with the Common Stock that such stockholder voted, representing approximately 87% of the shares entitled to vote thereon) on April 24, 2025, consented in writing to the Corporate Actions. Accordingly, all Corporate Actions were authorized and approved as of the Record Date. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company by the Majority Holder as of the Record Date totaled in the aggregate of 87%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

TABLE OF CONTENTS

Page
ITEM 1 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 to 600,000,000	1
ACTIONS AUTHORIZED AND APPROVED	2
DISSENTERS’ RIGHTS OF APPRAISAL	2
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	4
VOTE OBTAINED — DELAWARE LAW	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	4
WHERE YOU CAN FIND MORE INFORMATION	5

ANNEX A – FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 600,000,000	A-1

i

ALTERNUS CLEAN ENERGY, INC.

17 State Street, Suite 4000,
New York City, New York, 10004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ITEM 1.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 600,000,000

The Amendment to Increase Shares of our Common Stock

On April 24, 2025, our Board and Majority Stockholders approved an amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which amends our Thrid Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000. The text of the Certificate of Amendment is set forth in Annex A attached hereto.

Purposes of the Increase in Shares of our Common Stock

The Company currently has authorized capital stock of 300,000,000 shares of our common stock, with 106,718,354 shares outstanding and 1,000,000 shares of blank check preferred stock, 60,000 of which have been designated Series A Super Voting Preferred Stock.

The purpose of the increase in total authorized shares of our common stock is to improve our financial flexibility with respect to our capital structure by having additional shares for future equity financings and acquisitions. The extra shares of authorized our common stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company’s stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our common stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of our common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of our common stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of our common stock that would become authorized by our Certificate of Amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

When issued, the additional shares of our common stock authorized by the Certificate of Amendment will have the same rights and privileges as the shares of our common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of our common stock when such shares are issued.

Shares of authorized and unissued our common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of us could occur. Issuance of additional shares of our common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of our common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to our Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of our common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Effectiveness of the Amendment

The amendment to the Certificate of Incorporation will become effective twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date and upon the filing of the amendment with the Secretary of State of the State of Delaware.

ACTIONS AUTHORIZED AND APPROVED

The action that was taken by the Company’s Board of Directors and the Majority Stockholders was the authorization and approval of the Share Increase.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Share Increase.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock and Series A Super Voting Preferred Stock (which interest does not differ from that of the other holders of our Common Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, our only outstanding classes of capital stock having the right to vote on this matter, known by us as of the Record Date, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the Record Date. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

		Number of Shares Beneficially Owned		Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Title	Common Stock	Series A Super Voting Preferred Stock	Percent of Common Stock	Percent of Series A Super Voting Preferred Stock	Percent of Voting Stock(2)
Officers and Directors
Vincent Browne(3)	CEO	15,000,000	60,000	14.05%	100%	87.02%
Taliesin Durant	CLO	5,000,000	—	4.69%	—%	* %
Gary Swan	CTO	—	—	—%	—%	—%
David Farrell	COO	—	—	—%	—%	—%
Larry Farrell	CIO	—	—	—%	—%	—%
John P. Thomas	Director	15,000,000	—	14.05%	—%	2.12%
Aaron T. Ratner(4)	Director	3,014,263	—	2.82%	—%	* %
Nicholas Parker(5)	Director	3,021,613	—	2.83%	—%	* %
Tone Bjornov	Director	3,000,000	—	2.81%	—%	—%
Rolf Wikborg	Director	3,000,000	—	2.81%	—%	—%
Officers and Directors as a Group (total of 10 persons)		47,035,876	60,000	44.07%	100%	91.55%
Greater than 5% Stockholders:
Alternus Energy Group Plc(6)		13,296,000	—	12.46%	—%	1.88%

*	Less than 1%.
(1)	The address for each individual is Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004.
(2)	Includes a total of 706,718,354 shares of voting stock outstanding, with 106,718,354 shares being Common Stock and 60,000 shares being Series A Super Voting Preferred Stock having an aggregate of 600,000,000 votes.
(3)	15,000,000 of the shares of common stock are held through VestCo I Corp, a company owned and controlled by Mr. Browne.
(4)	14,263 of these shares are held through Mighty Sky Ventures LLC, a company owned and controlled by Mr. Ratner.
(5)	21,613 of these shares are held through Parker Venture Management, Inc., a company owned and controlled by Mr. Parker.
(6)	Alternus Energy Group Plc, Suite 4 Blanchardstown Corporate Park 2, Blanchardstown, Dublin, Ireland D15.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the authorization and approval of the Share Increase, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the authorization and approval of the Private Placement.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the DGCL generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Listing Rules of OTC Pink tier of the over -the-counter market operated by OTC Markets Group, Inc., a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effectuate FINRA Approval. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Stockholders.

As of the Record Date, there were 706,718,354 shares of voting stock outstanding, with 106,718,354 shares being Common Stock and 60,000 shares of Series A Super Voting Preferrred Stock having an aggregate of 600,000,000 votes. On the Record Date, stockholders holding in the aggregate 87% shares of the capital stock outstanding on such date voted for the Share Increase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this Information Statement and in the Company’s other filings with the SEC.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate copies of information statements, annual reports, and proxy statements to the Company at the following address: Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004 or by calling (212) 739-0727. Any security holders sharing an address who now receive multiple copies of the Company’s information statements, annual reports, and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company by mail or telephone as instructed above.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED MAY 5, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

By Order of the Board of Directors:

Dated: May 5, 2025	Sincerely,

/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

ANNEX A

FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 300,000,000 TO 600,000,000

Alternus Clean Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.	Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended & Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.	This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.	Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

Section 4.1 of the Charter is hereby amended by adding the following new paragraph at the end of such article:

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 601,000,000 shares, consisting of (a) 600,000,000 shares of common stock (the “Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock’’). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock.

4.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [*].

Annex A-1